SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2003

GENAERA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19651	13-3445668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5110 Campus Drive Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (610) 941-4020

Item 5. Other Events.

On May 28, 2003, the registrant announced it has completed the sale to Biotechnology Value Fund LP and associated entities and to Ziff Asset Management L.P. of a total of 5,000 shares of newly issued convertible preferred stock in a private placement for gross proceeds of $5 million. The registrant hereby incorporates by reference documents related to this private placement, including (i) Certificates of Designations, Preferences and Rights for the Series C-1 Preferred Stock and Series C-2 Preferred Stock, attached hereto as Exhibits 3.1 and 3.2, respectively, (ii) the Series C-1 and C-2 Preferred Stock and Warrant Purchase Agreement, attached hereto as Exhibit 10.1 and (iii) the form of warrants issued to the investors to purchase an aggregate of 1,500,000 and 500,000 shares of common stock, attached hereto as Exhibits 10.2 and 10.3, respectively. The registrant hereby also incorporates by reference the related press release dated May 28, 2003, attached hereto as Exhibit 99.1 (“Genaera Completes $5 Million Private Placement of Convertible Preferred Stock”).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit Number	Description

3.1	Certificate of Designations, Preferences and Rights for the Series C-1 Preferred Stock dated May 23, 2003.

3.2	Certificate of Designations, Preferences and Rights for the Series C-2 Preferred Stock dated May 23, 2003.

10.1	Series C-1 and C-2 Preferred Stock and Warrant Purchase Agreement dated May 23, 2003.

10.2	Form of Warrants to Purchase 1,500,000 Shares of Common Stock.

10.3	Form of Warrants to Purchase 500,000 Shares of Common Stock.

99.1	Press Release dated May 28, 2003 – “Genaera Completes $5 Million Private Placement of Convertible Preferred Stock”.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENAERA CORPORATION (Registrant)

By:	/s/ CHRISTOPHER P. SCHNITTKER
Christopher P. Schnittker Senior Vice President, Chief Financial Officer and Secretary

Dated: May 28, 2003

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EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designations, Preferences and Rights for the Series C-1 Preferred Stock dated May 23, 2003.

3.2	Certificate of Designations, Preferences and Rights for the Series C-2 Preferred Stock dated May 23, 2003.

10.1	Series C-1 and C-2 Preferred Stock and Warrant Purchase Agreement dated May 23, 2003.

10.2	Form of Warrants to Purchase 1,500,000 Shares of Common Stock.

10.3	Form of Warrants to Purchase 500,000 Shares of Common Stock.

99.1	Press Release dated May 28, 2003 – “Genaera Completes $5 Million Private Placement of Convertible Preferred Stock”.